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                                                                  EXHIBIT 10.1.9

                 [AIRONET WIRELESS COMMUNICATIONS LETTERHEAD]



                                August 18, 1998



Mr. Ronald B. Willis
13 Harris Farm Road
Bolton, MA 01740

Dear Ron:

I am pleased to offer you the regular full-time exempt position of Senior Vice President Sales & Marketing for Aironet Wireless Communications, Inc. (a subsidiary of Telxon Corporation). The following are terms of the agreement between you and Aironet Wireless Communications, Inc.:

1) Your base salary will be $6,153.86 biweekly, which equates to $160,000.00 annualized.

2) You will report to the President and CEO. Your start date shall not be any later than September 14, 1998.

3) You will receive a grant of 100,000 Aironet employee stock options with an exercise price of approximately $3.50 and a vesting schedule of one-third the grant each year over three years.

4) You will be eligible to participate in Aironet's annual Incentive Compensation Program, with bonus potential up to $90,000 based upon meeting certain performance criteria to be outlined by the President and CEO, and agreed upon between both parties.

5) You understand the position requires you to relocate to the Akron, Ohio area. Aironet will reimburse your relocation expenses as outlined in the enclosed Relocation Assistance and Moving Policy Summary. Arrangements to move furnishings must be coordinated through ProSource Properties, Ltd. Please contact Meg Pais in Telxon's Employee Services department if you have any questions concerning your relocation. Please sign the enclosed Relocation Agreement and return it to the Employee Services Department.

6) You are eligible to participate in Aironet's (through Telxon's) insurance plans, including medical, dental, accident and life, upon hire. You are also eligible to participate in Aironet's (through Telxon's) profit sharing 401(k) plan upon completion of the eligibility period.

7) You have discussed this position with me and understand the duties and responsibilities associated with it. It is Aironet's intention and expectation that you will fulfill those duties and responsibilities without violating any legal obligations you may have to your former employers.

8) It is a condition of employment with Aironet Wireless Communications, Inc. that you sign the enclosed Employment Agreement and Statement of Corporate Ethics, to be received by the Employee Services Department prior to your start date. We agree that your ownership of up to one percent (1%) of the stock in any publicly traded company which is a supplier to Telxon or any of its subsidiaries shall not constitute a conflict of interest within the meaning of the State of Corporate Ethics. Except as set forth in the preceding sentence, nothing in this letter supersedes or alters any of the provisions named in the Employment Agreement and Statement of Corporate Ethics, including but not limited to, the non-compete and at-will relationship. The Employment Agreement, Statement of Corporate Ethics and this letter constitute the entire terms and conditions of our agreement. You acknowledge that there are no other verbal agreements or promises regarding your employment.

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Mr. Ronald B. Willis
August 18, 1998
Page 2


9) If the offer is acceptable in its entirety, please sign and return by August 21st. If not accepted in writing by August 21, 1998, this offer shall expire.

Please use the self-addressed, postage pre-paid envelope enclosed for your convenience in returning the Employment Agreement, Statement of Corporate Ethics and one copy of this offer letter indicating your acceptance and start date. If you should have any questions concerning the Employment Agreement or Statement of Corporate Ethics, please address this to me as soon as possible.

On your first day of employment, please bring your employment packet with you and Candy Mackey will assist you in completing the appropriate forms.

Ron, I am truly excited at the prospect of you joining Aironet Wireless Communications, Inc. Should you have any questions or need additional information, please contact me at (330) 664-7914.

                                        Very truly yours,

                                        /s/ ROGER J. MURPHY, JR.

                                        Roger J. Murphy, Jr.
                                        President & CEO

clm
Enclosures

cc:     Ms. Margaret E. Pais, Telxon Employee Services
        Mr. James J. O'Brien, Jr.



I accept the terms of this agreement and will start on or before September 7, 1998.

Signature /s/ RONALD B. WILLIS
          ------------------------
              Ronald B. Willis